UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2014

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities

On November 7 and 11, 2014, the Board of Directors of Chemtura Corporation (the “Company”) approved a restructuring plan to (i) eliminate the stranded costs from the previously announced sale of the Chemtura AgroSolutions business; (ii) reduce the Company’s manufacturing costs at several manufacturing facilities worldwide; and (iii) reduce selling, general and administrative costs at several locations. The Company expects to incur restructuring charges of approximately $37 million comprising severance and related employee costs to be recorded primarily in the fourth quarter of 2014 and the first quarter of 2015. The Company expects that the cash expenditures associated with these actions will continue into the third quarter of 2015. The restructuring plan related to manufacturing and SG&A is anticipated to result in approximately $62 million of annual cost reductions that is expected to be fully reflected in the Company’s performance by the third quarter of 2015, with annual savings of approximately $50 million for the calendar year of 2015. Of the $15 million of annual stranded costs, the Company anticipates having eliminated such costs by the second quarter of 2015 with approximately $3 million being incurred in the first quarter of 2015. As required by law or contract, the Company will consult with each of the affected locations local Works Councils prior to the implementation of the restructuring plan as it applies to that location.

The cost estimates set forth in this item 2.05 constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. The Company’s actual costs may differ materially from expected costs. The Company is unable at this time in good faith to predict the ultimate costs associated with the restructuring plan, or the future impact on the Company’s earnings. These risks are in addition to the other risks cited in the Company’s press releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” section of the Company’s Form 10-K and 10-Q.

Item 8.01.	Other Events

On November 13, 2014, the Company issued a press release related to the restructuring plan. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 13, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	EVP, General Counsel & Secretary

Date:	November 13, 2014

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 13, 2014